Law Offices of Joseph L. Pittera

2214 Torrance Boulevard

Suite 101

Torrance, California 90501

Telephone (310) 328-3588

Facsimile (310) 328-3063

E-mail: jpitteralaw@gmail.com

November 18, 2013

Board of Directors

Regen BioPharma, Inc.

4700 Spring Street, Suite 304

La Mesa, California, 91942

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

I  have acted as counsel to, Regen Biopharma, Inc., a Nevada corporation (the “Registrant”), in connection with the preparation and filing by the Registrant of a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 20,000,000 shares of the Registrant’s common stock, par value $0.0001 per share, (“the Dividend Shares”) being distributed pursuant to the Registration Statement to shareholders of Bio-Matrix Scientific Group, Inc., the parent of the Registrant. Such Dividend Shares are, as described in the Registration Statement filed on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (together with all amendments thereto) (the “Registration Statement”), proposed to be distributed by the Registrant pursuant to the referenced Registration Statement.

In connection with this opinion, I have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Registrant

Based upon the foregoing, and in reliance thereon, I am of the opinion that the Dividend Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

Yours Truly,

/S/ Joseph L. Pittera

Joseph L. Pittera, Esq.